REMMINGTON ENTERPRISES, INC.

LOCK-UP AGREEMENT

        This LOCK-UP AGREEMENT (the “Agreement”) is made as of April 22nd, 2014 (the “Effective Date”) by and between REMMINGTON ENTERPRISES, INC., a Nevada corporation (the “Company”) and the undersigned Shareholder (as defined below).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the undersigned Shareholder agree as follows:

1.     One Year Prohibition on Sales or Transfers. The Shareholder, including the Shareholder’s Affiliated Entities (as defined below), hereby agrees that for a period of one year from the Effective Date (the “Lock-Up Period”), the Shareholder will not offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly, any shares of the Company’s common stock $0.001 par value per share (the “Common Stock”) or securities convertible into or exercisable for Common Stock issued to the Shareholder pursuant to the Share Exchange Agreement (the “Lock-Up Shares”) or securities or rights convertible into or exchangeable or exercisable for any Lock-Up Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic or voting consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (the “Lock-Up Agreement”). As used in this Agreement “Affiliated Entities” shall mean any legal entity, including any corporation, limited liability company, partnership, not-for-profit corporation, estate planning vehicle or trust, which is directly or indirectly owned or controlled by the Shareholder or his or her descendants or spouse, of which such Shareholder or his or her descendants or spouse are beneficial owners, or which is under joint control or ownership with any other person or entity subject to a lock-up agreement regarding the Company’s stock with terms substantially identical to this Agreement.

2.     Allowable Sales During Lock-Up Period and Thereafter. Notwithstanding the terms of Section 1 above, during the Lock-Up Period the Shareholder may:

(a) Transfer Lock-Up Shares to the Company or its designee.

(b) Make a bona fide charitable donation to a non-profit, religious organization or institution that is independent of the Shareholder (a “Charitable Donee”)

(c)  Grant and maintain a bona fide lien or security interest in, pledge, hypothecate or encumber (collectively, a “Pledge”) any Lock-Up Shares beneficially owned by him, her or it to a nationally or internationally recognized financial institution with assets of not less than $10 billion (an “Institution”) in connection with a loan to the Shareholder; provided, however, that (i) the Shareholder (treating the Shareholder and all Shareholder’s Affiliated Entities in the aggregate as one entity) shall not Pledge Lock-Up Shares to secure loans in the aggregate in excess of One Million Dollars ($1,000,000); (ii) the Shareholder gives the Company’s Secretary 5 days’ prior written notice that he, she or it intends to Pledge Lock-Up Shares to an Institution pursuant to this Section 2(c); and (iii) the Institution agrees in writing at or prior to the time of such Pledge that the Company shall receive timely notice of any margin call or event of default and shall have the right to satisfy any margin call or cure any event of default by the Shareholder in connection with any loan to which the Pledge relates by purchasing any or all Lock-Up Shares Pledged at a price equal to 50% of the then-current market value (as calculated using the average closing sales price of the Company’s Common Stock for the 15 immediately previous trading days) on the date of the margin call or event of default, such election by the Company to be shown by written notice to the Institution and payment within 5 business days of notice being received by the Company, with transfer of the Lock-Up Shares to the Company to be completed immediately upon receipt of such payment. In the event that the Company’s payment for the Lock-Up Shares exceeds the amount owed to the Institution by the Shareholder, any excess amount shall be paid promptly by the Institution to the Shareholder. In the event that both the Company and the Shareholder attempt to make payment to satisfy any margin call or event of default, the first to make full payment shall be deemed to have completed such purchase or cure (as the case may be), and any payments received by the Institution from the other party shall be promptly returned. This paragraph may not be relied upon for any non-bona fide loan or other form of indirect or disguised sale.

(d) Transfer Lock-Up Shares to one of the Shareholder’s Affiliated Entities, so long as such Shareholder’s Affiliated Entity agrees in an additional written instrument delivered to the Company to be subject to the terms and conditions of this Agreement.

(e) Sell or otherwise transfer Lock-Up Shares in a private sale transaction not effected on a trading market.

4. Attempted Transfers. Any attempted or purported sale or other transfer of any Lock-Up Shares by the Shareholder in violation or contravention of the terms of this Agreement shall be null and void ab initio. The Company shall, and shall instruct its transfer agent to, reject and refuse to transfer on its books any Lock-Up Shares that may have been attempted to be sold or otherwise Transferred in violation or contravention of any of the provisions of this Agreement and shall not recognize any person or entity

5. Acknowledgement of Representation. The Shareholder has reviewed this Agreement with his, her or its legal counsel and other advisors and understands the terms and conditions hereof.

6. Legends on Certificates. All Lock-Up Shares now or hereafter owned by the Shareholder, shall be subject to the provisions of this Agreement and the certificates representing such Lock-Up Shares shall bear the following legend:

THE SALE, ASSIGNMENT, GIFT, BEQUEST, TRANSFER, DISTRIBUTION, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND MAY BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF A LOCK-UP AGREEMENT, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICE OF THE CORPORATION.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

8. Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns and to the Shareholder and their respective permitted heirs, personal representatives, successors and assigns.

9. Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and the transactions contemplated hereby and supersedes all prior written and oral agreements, arrangements and understandings relating to the subject matter hereof. This Agreement may not be changed orally, but may only be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

10. Remedies. The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in such party’s sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party hereto waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof, whether at law or in equity, shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

11. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been signed as of the date first above written.

REMMINGTON ENTERPRISES, INC.

By: /s/ Lorna Peers
Name: Lorna Peers
Title: CFO

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SIGNATURE PAGE FOR SHAREHOLDER FOLLOW]

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IN WITNESS WHEREOF, the undersigned have caused this Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Shareholder: Vinod Kaushal

Signature of Authorized Signatory of Shareholder: /s/ Vinod Kaushal

Name of Authorized Signatory: Vinod Kaushal

Title of Authorized Signatory: Mr

Email Address of Shareholder: vinodkaushal@hotmail.co.uk

Facsimile Number of Shareholder: +44 1784 663234

Address for Notice of Shareholder: Copper Wharf House, 46 Wharf Road, Wraysbury, Berkshire, UK, TW19 5JW

Address for Delivery of Shares for Shareholder (if not same as address for notice):

SHAREHOLDER’S SPOUSE (as applicable):

The undersigned spouse of the Shareholder has read and hereby approves the foregoing Agreement and agrees to be irrevocably bound by the Agreement and further agrees that any community property interest shall be similarly bound by the Agreement. I hereby irrevocably appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Name: Mrs Christina Kaushal

Signature of Authorized Signatory of Spouse: /s/ Christina Kaushal

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IN WITNESS WHEREOF, the undersigned have caused this Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Shareholder: Michael Richard Hawthorne

Signature of Authorized Signatory of Shareholder: /s/ Michael Hawthorne

Name of Authorized Signatory: Michael Richard Hawthorne

Title of Authorized Signatory: Dr

Email Address of Shareholder: hawthorm@hotmail.com

Facsimile Number of Shareholder: N/A

Address for Notice of Shareholder: 20 Larksborough Ave, Newtownards, Co Down, BT23 8SU. UK

Address for Delivery of Shares for Shareholder (if not same as address for notice):

Same

SHAREHOLDER’S SPOUSE (as applicable):

The undersigned spouse of the Shareholder has read and hereby approves the foregoing Agreement and agrees to be irrevocably bound by the Agreement and further agrees that any community property interest shall be similarly bound by the Agreement. I hereby irrevocably appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Name: Mrs Bryony Hawthorne

Signature of Authorized Signatory of Spouse: /s/ Bryony Hawthorne

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IN WITNESS WHEREOF, the undersigned have caused this Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Shareholder: Mark Kevin Hunter

Signature of Authorized Signatory of Shareholder: /s/ Mark Hunter

Name of Authorized Signatory: Mark Kevin Hunter

Title of Authorized Signatory: Mr

Email Address of Shareholder: hunter.mark2@sky.com

Facsimile Number of Shareholder: N/A

Address for Notice of Shareholder: 3 Beechwood Court, Adel, Leeds, LS16 7TR. UK

Address for Delivery of Shares for Shareholder (if not same as address for notice):

Same

SHAREHOLDER’S SPOUSE (as applicable):

The undersigned spouse of the Shareholder has read and hereby approves the foregoing Agreement and agrees to be irrevocably bound by the Agreement and further agrees that any community property interest shall be similarly bound by the Agreement. I hereby irrevocably appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Name: N/A

Signature of Authorized Signatory of Spouse:

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